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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated July 15, 1998, with respect to the consolidated financial statements of Texas Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 33-53715) pertaining to the Texas Industries, Inc. 1993 Stock Option Plan.


                                                     /s/   ERNST & YOUNG LLP

Dallas, Texas
May 17, 1999